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                                                                    Exhibit 10.2


                                    AGREEMENT
                                       TO
                           INCREASE COMMITMENT AMOUNT


                  THIS AGREEMENT TO INCREASE COMMITMENT AMOUNT (the "Agreement"), dated as of June 25, 2001, is by and among NEW CENTURY MORTGAGE CORPORATION, a California corporation ("NCMC" or "Borrower"), NC CAPITAL CORPORATION, a California corporation ("NCCC" or "Borrower" and together with NCMC, the "Borrowers"), U.S. BANK NATIONAL ASSOCIATION, as agent (the "Agent") for the Lenders party to the Credit Agreement described below, and CDC MORTGAGE CAPITAL INC. ("CDC Mortgage").

                                    RECITALS

         A. The Borrowers, the Agent and the Lenders are parties to that certain Credit Agreement dated as of May 23, 2001 (the "Credit Agreement").

         B. The Borrowers, CDC Mortgage and the Agent desire to increase temporarily the Commitment Amount of CDC Mortgage as herein set forth.

         C. This Agreement is delivered to the Agent by the Borrowers and CDC Mortgage pursuant to Section 8.06(b) of the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. INCORPORATED DEFINITIONS. Capitalized terms used in this Agreement, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   ARTICLE II

                   CONCERNING THE INCREASED COMMITMENT AMOUNT

         Section 2.01. CHANGES IN COMMITMENT AMOUNT. Effective as of June 25, 2001 (the "Increase Date"), the Commitment Amount of CDC Mortgage shall be increased from $35 million to $70 million. Effective as of August 6, 2001 (the "Reduction Date"), the Commitment Amount of CDC Mortgage shall be reduced from $70 million to $35 million.

         Section 2.02. WAREHOUSING LOANS. CDC Mortgage shall make Warehousing Loans on the Increase Date, as requested by the Agent, so that its outstanding Warehousing Loans are equal to its Pro Rata Share of all Warehousing Loans outstanding on the Increase Date. If the outstanding principal balance of all Loans on the Reduction Date exceeds the sum of the


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Commitment Amounts, after giving effect to the termination of such temporary increase, the Borrowers shall repay the Loans in the amount of such excess. Provided there is no Event of Default or Unmatured Event of Default or any other failure to satisfy the conditions pursuant to Warehousing Loans under the Credit Agreement on the Reduction Date, the Agent shall request that each of the Lenders (other than CDC Mortgage) make Warehousing Loans on the Reduction Date in the amount, if any, required to increase its outstanding Warehousing Loans to its Pro Rata Share of all outstanding Warehousing Loans, and shall deliver the proceeds of such Warehousing Loans to the Agent; PROVIDED, HOWEVER, that should any Lender fail to make such Warehousing Loans on the Reduction Date, the Borrowers shall repay the Loans in the amount that such Lender failed to deliver to the Agent. The Agent shall distribute to CDC Mortgage on the Reduction Date, out of any payments made by the Borrowers as set forth above and the proceeds of Warehousing Loans made by the other Lenders as set forth above, the amount required to reduce CDC Mortgage's outstanding Warehousing Loans to its Pro Rata Share of all outstanding Warehousing Loans.

         Section 2.03. SCHEDULE 1.01(b). Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth in
Schedule 1.01(b) hereto.

         Section 2.04. COMMITMENT FEE. The Borrowers shall pay to CDC Mortgage on the Increase Date, in consideration of the temporary increase in its Commitment Amount, a commitment fee in an amount equal to $10,208.33 (the "Commitment Fee").

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.01. DELIVERY OF DOCUMENTS. The obligation of the to increase its Commitment Amount as provided hereunder shall be subject to the delivery to the Agent by the Borrowers of the following documents and the satisfaction of the following conditions:

                  (a) a promissory note in the form of Exhibit F to the Credit Agreement, payable to CDC Mortgage, in the principal amount of CDC Mortgage's increased Commitment Amount (the "Replacement Note");

                  (b) a certificate of the Secretary or Assistant Secretary of each of the Borrowers certifying (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Replacement Note, and identifying the officers of the Borrower authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized;

                  (c) such other documents as the Agent or CDC Mortgage may reasonably request; and

                  (d)      payment of the Commitment Fee to CDC Mortgage.


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                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.01. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

         Section 4.02. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                                       NEW CENTURY MORTGAGE CORPORATION


                                       By  /s/ Pat Flanagan
                                          --------------------------------------

                                             Its  EVP/COO
                                                 -------------------------------


                                       NC CAPITAL CORPORATION


                                       By  /s/ Pat Flanagan
                                          --------------------------------------

                                             Its  President
                                                 -------------------------------


                                       CDC MORTGAGE CAPITAL INC.


                                       By  /s/ Adil Nathoni
                                          --------------------------------------

                                             Its  Managing Director
                                                 -------------------------------

                                       By  /s/ William Branagh
                                          --------------------------------------

                                             Its  Director
                                                 -------------------------------


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as Agent


                                       By  /s/ Edwin Jenkins
                                          --------------------------------------

                                             Its  Senior Vice President
                                                 -------------------------------





          [Signature Page to Agreement to Increase Commitment Amount]


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